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                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES

                            AS OF FEBRUARY 23, 2000

                                                       JURISDICTION OF
                                                       INCORPORATION OR                    PERCENT OF
               NAME                                      ORGANIZATION                      OWNERSHIP*
-----------------------------------                    ----------------                    ----------
CLARCOR Consumer Products, Inc.                        Delaware                               100%
J.L. Clark, Inc.                                       Delaware                               100%
Clark Europe, Inc.                                     Delaware                               100%
CLARCOR Filtration Products, Inc.                      Delaware                               100%
Airguard Industries, Inc.                              Kentucky                               100%
Airklean Engineering Pte. Ltd.                         Singapore                              100%
Airguard Asia Sdn. Bhd.                                Malaysia                               100%
Purolator Products Air Filtration
  Company                                              Delaware                               100%
Baldwin Filters, Inc.                                  Delaware                               100%
Baldwin Filters N.V.                                   Belgium                                100%
Baldwin Filters Limited                                United Kingdom                         100%
Baldwin South Africa, Inc.                             Delaware                               100%
Baldwin-Unifil S.A.                                    South Africa                            80%
Hastings Filters, Inc.                                 Delaware                               100%
Hastings Filters Ltd. Canada                           Canada                                 100%
Baldwin Filters (Aust.) Pty.
  Limited                                              Australia                              100%
Clark Filter, Inc.                                     Delaware                               100%
Filtros Baldwin de Mexico                              Mexico                                  90%
Purolator Facet, Inc.                                  Delaware                               100%
Facet FCE S.A.R.L.                                     France                                 100%
Facet Iberica S.A.                                     Spain                                  100%
Facet Industrial B.V.                                  Netherlands                            100%
Facet Industrial U.K. Limited                          United Kingdom                         100%
Facet International S.A.                               Switzerland                            100%
Facet Italiana, S.p.A.                                 Italy                                  100%
Facet USA Inc.                                         Delaware                               100%
GS Costa Mesa, Inc.                                    Delaware                               100%
Purolator Filter GmbH                                  Germany                                100%
United Air Specialists, Inc.                           Ohio                                   100%
United Air Specialists (U.K.) Ltd.                     United Kingdom                         100%
CLARCOR International, Inc.                            Delaware                               100%
Baldwin-Weifang Filters Ltd.                           China                                   70%
CLARCOR Foreign Sales Corporation                      Barbados                               100%
CLARCOR Trading Company                                Delaware                               100%

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* Direct or indirect